Exhibit 99.1


             Raymond James Annual Institutional Investor Conference

                                  March 4, 2008

        Presentation by Buffalo Wild Wings, Inc., presenters Sally Smith, Chief Executive Officer, and Mary Twinem, Chief Financial Officer

Sally Smith, CEO

Thank you for joining us today at this investor conference. It's a great opportunity to share the Buffalo Wild Wings story.

SAFE HARBOR

Before I start, of course, we have our Safe Harbor statement:

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and include statements regarding anticipated 2008 and beyond restaurant openings and anticipated 2008 and beyond financial performance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, the actual number of locations opening during 2008 and beyond, market acceptance in the new geographic regions we enter, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees' adherence to our practices, policies and procedures, the sales at these and our other company-owned and franchised locations, the cost of fresh chicken wings, the success of our marketing initiatives, our ability to control other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, changes in consumer preferences or consumer discretionary spending, the impact of federal, state or local government regulations relating to our employees or the sale of food and alcoholic beverages, smoking bans and other changes in law, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.


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To read our full statement or find our latest filings with the SEC, which will include an 8-K of this morning's presentation, please go to our website at www.buffalowildwings.com.

OUR BRAND

During our presentation, I'm going to talk about the Buffalo Wild Wings brand, and talk about what we'll be focused on this year. Then, Mary will review our financial performance.

BUFFALO WILD WINGS HISTORY

But first, a little history. Buffalo Wild Wings is an established restaurant chain with more than 25 years of successful operations. The first bw-3, as we were formally and fondly known, opened near the campus of The Ohio State University in 1982, as a college bar serving wings, beer, and chips. We've evolved from a college bar into a family-friendly sports grill and bar with a full menu. In June of 2007, we relocated that first location just down the street to Lane and High, and are still serving wings to avid Ohio State fans.

In its first 10 years, the company opened a few more bw-3s in Columbus and Cincinnati and loyal guests began to follow us wherever we opened. It was the first hint of a cult following. We began franchising in 1992 and the mix of franchised to company-owned restaurants is currently 2/3 franchised, 1/3 company- owned.

I joined the company in late 1994, when we had about 35 restaurants, and was soon joined by Mary Twinem, our Chief Financial Officer. We completed our IPO in November 2003 which has provided the funding for our growth, and since that time, we have more than double the number of locations. Today, we have 498 restaurants in 37 states.

MAP

As you can see from the map, Ohio dominates the US with 85 Buffalo Wild Wings, with Texas in second place at 52. When we went public in 2003, we had just 12 restaurants in Texas. What I really like about the map, and I said it four years as well, is that we still have a tremendous amount of the country yet to be developed. The entire West Coast and Northeast have yet to be developed, as well as the mid-Atlantic states and Florida.

For 2008, we expect to add about 75 new restaurants. New franchised markets in 2008 include Idaho, Miami, Northern California. And, existing franchisees will continue to expand in Texas, California, Tampa/ St. Pete, New York and Baltimore, just to name a few. We have a great mix of existing and new franchisees opening restaurants in 2008.


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Most of the growth in company-owned units will be in existing markets, with expansion in Dallas, Houston, Pittsburgh, Virginia Beach and Nashville.

BRAND OVERVIEW - KEY COMPONENTS

At Buffalo Wild Wings we really focus on 3 things: Great food, great hospitality and a great experience. And it's the experience that sets us apart.

With 30-plus TVs and 6 or more big screens, Buffalo Wild Wings is the ideal place to meet family and friends to watch the big game. We love college football and NFL. And, of course, college basketball tournaments are soon to kick off. Our guests can also catch their favorite Nascar race, or play Buzz-time trivia against others across the country-real time.

DAYPART

We have a broad demographic appeal, including families, singles, high-school kids who stop in after school for wings and a soda before they go on to their own sporting event, and of course, sports fans of all kinds.

40% of our sales occur during the dinner daypart, but we do have a great late night at 25% of sales and lunch at 20%. Our late night business is important to us, and it's one of the reasons that we like to locate by other restaurants when we're developing. Servers, cooks and bartenders from other restaurants come in after they're closed, to get together with friends. Or, it might be people stopping in after a movie, or shift workers getting off at 11:00 p.m. or so, and meeting their friends and hanging out.


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WINGS

As the name suggests, we are known for our award-winning, craveable Buffalo, New York-style chicken wings that have gained a fanatical following over the past 25 years. We now sell more than 9,000,000 wings a week.

But more that that, we are known for our diverse line of 14 signature sauces. From teriyaki to Blazin', we have every taste bud covered. These unique flavors can be enjoyed, of course, on our wings or a wide variety of dishes across our complete menu, which includes hamburgers, shrimp, and salads and sandwiches.

BRAND OVERVIEW- CHEESEBURGER DIPPERS

We like to introduce finger foods that incorporate our sauces to continue to drive that desire for taste. Last year we introduced our Cheeseburger Dippers, which taste great with a side of Honey BBQ sauce.

BRAND OVERVIEW- HAMBURGERS

We have several new items that rolled last week with our new menu, including our Big Jack Daddy Burger and the Chili Queso Burger. The Big Jack Daddy burger is our beefy burger topped with our hickory-smoked pulled pork, spun in our signature Honey BBQ sauce, topped with two onion rings, shredded cheddar jack cheese, and more Honey BBQ sauce. It's a great product, again highlighting one of our signature sauces. In addition, with this menu, we introduced French fries, which allows us to "platter" all orders of hamburgers, sandwiches and combos with a serving of fries. Before this, all of these items had been ordered a la carte.

BRAND OVERVIEW- WING TUESDAYS AND BONELESS THURSDAYS

To drive sales, we feature two days each week, which provide a great value for our guests, Wing Tuesdays and Boneless Wing Thursdays. These offers provide a great value to our guests which we believe drives guest frequency.

We anticipate that this new menu, along with increases taken in alcohol pricing, equates to a 3 to 4% menu price increase at our company-owned locations. We have the opportunity to take additional menu price increases, if necessary, when we roll our next planned menu update in the third quarter. In addition, we have not increased our Wing Tuesdays or Boneless Thursdays promotional pricing, and will review and increase if necessary.

2008 GOALS

We set and achieved our 2007 annual goals of 15% unit growth, 20% revenue growth and 25% net income growth. And, we are committed to achieving these same goals in 2008.


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As you should be aware, we do not provide quarterly earnings guidance. Rather, we provide annual growth goals for units, revenue and net income.

This doesn't mean that all quarters are created equal. For example, in 2007, because much of our development was back-weighted into the fourth quarter, our quarterly net income in the first two quarters exceeded prior year by more than 50%, and the last two quarters increased modestly over the prior year. Yet, we achieved 30% annual growth, well in excess of our stated goal.

We would expect that our growth in 2008 will also vary by quarter. This year, with our development occurring earlier in the year, with the preopening expenses for new restaurant openings- as well the increased costs related to the conversion of the eight Don Pablo's locations- in the first two quarters of the year, and with the purchase of the Las Vegas franchised locations not expected until near the end of June, we anticipate that more of our year-over-year growth will be realized in the last half of 2008.

2008 STRATEGY

We have 4 key strategic initiatives which we will focus on to help reach our 2008 financial goals.

The first, Every Day is Game Day.

In our restaurants, game days create energy and excitement and we want our guests to experience that with every visit to Buffalo Wild Wings.

That includes making sure our facilities are inviting and comfortable so we're targeting 12 remodels in 2008, as well as upgrading our big screens to HD in all our restaurants by the end of the year.

And we're training our team members to recognize and welcome our guests, so that our guests always have that sense of belonging, like when they are watching the game with their family and friends.

Second, One System - One Voice - One Team.

We want to ensure that our guests have a great experience no matter the market or whether it's company-owned or franchised. So, we've rolled out standard operating procedures. We have a consistent evaluation process of all training stores, and we're sharing our best practices between company-owned and franchised locations.

We also want to make sure- and this speaks to the One Team- that we're providing the support our restaurants need from the home office. For example, our IT group provides assistance around-the-clock if our stores are experiencing technical problems with their point of sale system or KDUs.


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Our third initiative is Open Strong - Stay Strong, and this year we've added
Grow Strong.

We've seen great success with this initiative. Our average weekly sales have steadily outpaced our same-store sales growth, and we'll continue with this initiative with our dedicated new restaurant opening function. In order to Grow Strong, we're going to be concentrating on some of our older markets this year, to make sure we're doing the right things, be it training, remodeling, or relocating, to continue our growth.

And, finally, Streamline and Optimize Performance

In 2007, we rolled out labor scheduling and bar theoretical costs, and in 2008 we're adding theoretical food costing.

We've aligned our bonus plans with these targets for our field operations - general managers, regional managers and operations directors - instead of having budgeted targets. We believe that this will provide the incentive to thoroughly embrace these programs.

Finally, we're looking at all of our processes at the restaurants, particularly in the area of paperwork, to determine how we can streamline or eliminate many of these tasks, so that our managers can be on the floor working with their teams and greeting guests.

OUR BRAND 2008 MARKETING

One of the things I think we've done a really nice job at is establish ourselves as a brand. Both franchised and company-owned locations contribute 3% of sales to our National Ad Fund. The fund is administered by the Company, with an advisory board of franchisees providing input. In addition, we conduct extensive consumer research through our National Ad Fund.

Our first quarter media buy will be the largest in our history and represents a 22% increase over 2007. We will continue our ESPN national partnership and the CBS March Madness package, while adding two weeks of national prime-time cable. In addition, our local radio buys and in-restaurant displays will focus on our traffic-driving Wing Tuesdays and Boneless Thursdays promotions. We feel the mix of call-to-action promotions, coupled with national brand awareness, fuels guest frequency, while enticing new guests.

TV COMMERCIAL - BOSS

Before I turn it over to Mary, I'd like to play our latest branding spot which is on the air in March. We call it "Boss", and you'll see why..............

And with that I'll turn it over to Mary to talk about our results.


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MARY TWINEM

Thank you, Sally. As Sally said earlier, I'm Mary Twinem, the Chief Financial Officer of Buffalo Wild Wings. I'm going to provide a review of our financial results, and the common thread is how our historical results prove our ability to grow this brand. This morning, I will share our consistent pattern of growth during the last five years.

UNIT GROWTH

Buffalo Wild Wings has been on a growth path since Sally and I joined the company over 13 years ago. The majority of the unit growth has occurred since 1999, with a private placement in late 1999 jumpstarting our growth. In 2005, we opened 64 new units, a 21% growth over 2004, making it our fourth consecutive year of 20+% unit growth. In 2006, we increased our unit count by 59 locations, a more than 16% growth, and for 2007 we ended the year with 493 units, achieving our 15% growth target. As Sally stated earlier, we have again set 15% unit growth as our target for 2008, and feel confident in our ability to open 75 new locations in 2008. From an ownership mix, we are currently about one-third company-owned and two-thirds franchised, and anticipate that our new units in 2008 will mirror this percent.

In May we announced the pending acquisition of nine restaurants from our Las Vegas franchisee for $26 million. We are currently under active review by the Gaming Board in the state of Nevada, and currently anticipate closing on this transaction by the end of June, moving 9 locations from the franchised unit total to the company-owned total.

Also, as we announced in January, we are assuming the leases of eight Don Pablo's locations to convert to Buffalo Wild Wings Grill & Bars. Five of these would be new locations and three would be relocations of existing company-owned Buffalo Wild Wings restaurants. With the additional five sites, it gives us assurance in achieving our 15% unit growth plans for 2008, besides being great locations. From an expense side, we mentioned in our February conference call that the preopening expenses for these locations will run higher than if they were new construction, and anticipate that total preopening expenses in first quarter for these locations, as well other units we have in construction, will be approximately $1.1 million. In addition, we will have accelerated depreciation and asset disposal and impairment charges related to the three relocation sites of approximately $500,000 in the first quarter.

UNIT GROWTH (2)

Since the brand was born in 1982, we have successfully grown Buffalo Wild Wings to one of the largest grill and bar concepts in the United States. With almost 500 locations, and the density of units in our most mature markets similar to our larger competitors, we firmly believe that we will grow to a chain of over 1000 units in the United States.


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REVENUE GROWTH

From a revenue standpoint, our unit growth has translated into top-line growth of over 20% in each of the last 5 years, with both company-owned restaurant sales and franchising royalties contributing to the growth. This growth is a result of 3 components: our unit growth, our growth in average unit volumes of new restaurants, and impressive same-store sales trends.

Our stated growth target for 2007 was over 20% revenue growth, and we should highlight that, on a 52-week basis (since 2006 was a 53-week year), our revenue growth exceeded 21 %. We have set our goal for 2008 to have another year of 20% revenue growth.

SAME-STORE SALES

Our strong same-store sales are reflected on this graph, with our company-owned locations shown in green, our franchised locations shown in blue, and a comparison line to Knapp Track, the industry stat for casual diners shown in red. Our same-store sales for our company-owned locations in 2006 were 10.4%, and in 2007 were 6.9%, while the industry as a whole was in negative territory. Our franchised locations were strong as well, with 6.1% same-store sales in 2006, and over 3% in 2007, both significantly higher than the industry.

AVERAGE WEEKLY SALES

The other area of revenue growth I mentioned-in addition to unit growth and SSS growth- is in the growth of our average unit volumes, which speaks to the strength of the Buffalo Wild Wings brand. In the last five years, the average weekly sales of our company-owned locations and our franchised locations have both grown by over 40%, as we have broadened from a college-bar based concept to a suburban-based sports bar and grill restaurant. Company-owned units averaged right at $2 million in annual unit sales in 2007, and our franchisees now average nearly $2.4 million a year.

NET INCOME GROWTH

And, we've done a nice job of reflecting our top-line growth into net income growth. In 2004, the year after becoming a public company, our income from operations increased by 50% and our bottom line doubled. In 2005, our net income was 23% higher than prior year, and in 2006, with great same-store sales as well as the benefit of being a 53-week year, our net income grew by over 83%. For 2007, on a 52-week basis, our 21% revenue growth translated into a 30% increase in net income.

COMPANY-OWNED RESTAURANTS

We ended 2007 with 161 company-owned restaurants, and we highlight their unit-level performance in our income statement. This slide recaps our restaurant sales and the direct restaurant operating costs associated with the ongoing operation of our company-owned restaurants. In 2005, with chicken wing prices at $1.20 per pound compared to 2004's average of $1.39, we saw an improved cost of sales percentage. In 2006, we're saw improvements over 2005 in cost of sales, labor and occupancy, offset by an incremental 60 basis points in operating costs, 50 of which related to an additional National Ad Fund contribution that we committed to at the beginning of 2006. For 2007, we were flat on the cost of sales percentage, a creep up in labor, offset by leveraging of our fixed operating and occupancy costs, bringing the unit-level restaurant operations equal on a percentage basis on a year-over-year basis.


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CHICKEN WING PRICES

The one commodity that gets a lot of attention for us is chicken wings. As Sally shared earlier, other than alcohol sales which account for about 28% of our restaurants' sales, chicken wings are our single biggest sales item, at 23%.

Chicken wings have declined as a percent of sales in recent years. For comparison: in 2004 chicken wings were 29% of our sales, versus 23% of sales in 2007.

They are a commodity whose market price can experience some movement on a quarterly basis. To give some context to the sensitivity on our cost of sales, we include a disclosure in our 10-Ks that describe the expense impact. For example, in 2007, if there had been a 10% increase in the cost of chicken wings, our restaurant cost of sales would have increased by $2.1 million on a pre-tax basis.

In the first quarter of 2007, we entered into an annual pricing agreement with one of our poultry suppliers, the basics of which effectively set the cost of wings for about 85% of usage by our company-owned locations at $1.23 per pound. That contract expires this month. As the proposed long-term pricing deals we have reviewed to date have not been compelling, we believe it is the appropriate business decision to move to market pricing for the near term. This will make our quarterly cost of goods percentage fluctuate a bit. And, even though current market prices are falling, we will be paying in excess of $1.40 per pound in the near term.

BALANCE SHEET

We have a strong balance sheet. In 2003, we raised $59 million in our public offering. On our balance sheet at the end of 2007 we had $68 million in cash and marketable securities- with no auction-rate notes, in case you're wondering. We will use about $26 million when we close on the Las Vegas franchise acquisition.

In short, we continue to be debt-free, and we believe we are well positioned to continue our unit growth of company-owned and franchised restaurants, as well as commit capital improvement dollars to upgrade our older locations as they come up for lease renewal.


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SUMMARY

In summary, we are building Buffalo Wild Wings to be one of the largest grill and bar concepts in the United States. And, as a sports-grill concept, we believe we hold a unique position with the consumer as THE PLACE that YOU HAVE TO BE to watch sports and hang out. Our guests are passionate about the Buffalo Wild Wings brand, and our management team, franchisees and team members are passionate about growing to over 1000 units in the United States.

To demonstrate our passion and our guests' passion for the brand, we have a closing video for you. So, if my friends in the back of the room will crank the volume, we'll show you Buffalo Wild Wings.........thank you!